Exhibit 15.4

April 23, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read item 16.F – “Change in Registrant’s Certifying Accountant” of the annual report on Form 20-F for the year ended December 31, 2023 of Vista Energy, S.A.B. de C.V. We agree with the statements contained therein in relation to Mancera, S.C. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Mancera, S.C.
Mancera, S.C.
Member of Ernst & Young Global Limited